UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2009
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607

(Address of principal executive offices)
(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective May 6, 2009, Gary L. Burge will no longer serve as the Company’s Chief Accounting Officer. Mr. Burge will continue to serve as the Company’s Chief Financial Officer and Treasurer.

(c)
On May 6, 2009, the Board of Directors of Huron Consulting Group Inc. appointed Wayne E. Lipski, age 52, as the Company’s Chief Accounting Officer, in addition to his current role as Controller and Assistant Treasurer.

Mr. Lipski has served as the Company’s Controller and Assistant Treasurer since May 2004, Controller and Assistant Treasurer of Huron Consulting Services LLC since January 2004 and as Controller of Huron Consulting Services LLC since October 2003.  Mr. Lipski has 30 years of accounting, auditing, finance, tax, and treasury-related experience, and during his career he has worked for a Big Five public accounting firm, large multinational public companies, and private firms.  He is a certified public accountant registered in the state of Illinois and a member of the American Institute of Certified Public Accountants.

A copy of the press release announcing Mr. Lipski’s appointment is filed as an exhibit to this current report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release, dated May 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	May 12, 2009	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer